Exhibit 107

Calculation of Filing Fee Tables

424(b)(5)1

(Form Type)

Westpac Banking Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Senior Debt Securities	3.735% Notes due August 26, 2025	Rule 457(r)	US$	700,000,000	100.000%	US$	700,000,000	0.0000927	US$	64,890
	Senior Debt Securities	4.043% Notes due August 26, 2027	Rule 457(r)	US$	1,000,000,000	100.000%	US$	1,000,000,000	0.0000927	US$	92,700
	Senior Debt Securities	Floating Rate Notes due August 26, 2025	Rule 457(r)	US$	550,000,000	100.000%	US$	550,000,000	0.0000927	US$	50,985
Total							US$	2,250,000,000		US$	208,575

[1]	Final Prospectus Supplement